SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of January 20, 2009 (this “Agreement”), among Actiga Corporation (the “Company”) (the Company also referred to as the “Debtor”) and Alma Bailante Real Estate Inc., the holder of the ____% Notes due _______________________ ______, 20___ in the original aggregate principal amount of $1,500,000 (the “New Note”), and its endorsees, transferees and assigns (the “Secured Party”). This Security Agreement for all purposes is effective as of December 31, 2008.

WITNESSETH:

WHEREAS, pursuant to the New Note, the Secured Party has severally agreed to convert the loan to the Company evidenced by the New Note; and

WHEREAS, in order to induce the Secured Party to convert that certain Unsecured Promissory Note of the Company in favor of the Secured Party, in the principal amount of $1,500,000, entered into on July 12, 2008 (the “Unsecured Note”) into a __% Secured Promissory Note of the Company as evidenced by the New Note, the Debtor has agreed to execute and deliver to the Secured Party this Agreement and to grant the Secured Party, a perfected security interest in certain property of the Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the New Note.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.

Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a)

“Collateral” means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following personal property of the Debtor, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)

All goods, including, without limitations, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii)

All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by the Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, Intellectual Property, and income tax refunds;

(iii)

All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)	All documents, letter-of-credit rights, instruments and chattel paper;

(v)	All commercial tort claims;

(vi)	All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii)	All investment property;

(viii)	All supporting obligations; and

(ix)	All files, records, books of account, business papers, and computer programs; and

(x)	the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests, including, without limitation, the shares of capital stock and the other equity interests of the Company, and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of the Company obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the “Pledged Securities”) and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b)

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c)

“Majority in Interest” shall mean, at any time of determination, the majority in interest (based on then-outstanding principal amounts of New Note at the time of such determination) of the Secured Party.

(d)

“Necessary Endorsement” shall mean undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Party may reasonably request.

(e)

“Obligations” means all of the Debtor’s obligations under this Agreement, the New Note, the Guaranty and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the New Note and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtor from time to time under or in connection with this Agreement, the New Note, the Guaranty and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Debtor.

(f)

“Organizational Documents” means with respect to the Debtor, the documents by which the Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of the Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(g)

“UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.	Grant of Perfected Security Interest. As an inducement for the Secured Party to convert that certain Unsecured Note into the New Note pursuant to the Conversion

Agreement and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Party a continuing and perfected security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (the “Security Interest”).

3.

Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, the Debtor shall deliver or cause to be delivered to the Secured Party (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all endorsements requested by the Secured Party.

4.

Representations, Warranties, Covenants and Agreements of the Debtor. The Debtor represents and warrants to, and covenants and agrees with, the Secured Party, except as otherwise provided in the Disclosure Annex to the Conversion Agreement of even date herewith, as follows:

(a)

The Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Debtor and no further action is required by the Debtor. This Agreement has been duly executed by the Debtor. This Agreement constitutes the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b)

The Debtor has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A, the Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property. Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c)

Except as set forth on Schedule B attached hereto, the Debtor is the sole owner of the Collateral (except for non-exclusive licenses granted by the Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims and are fully authorized to grant the Security Interest. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Debtor shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

(d)

Except as set forth on Schedule I attached hereto, no written claim has been received that any Collateral or Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)

The Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party a valid, perfected and continuing perfected first priority lien in the Collateral.

(f)

This Agreement creates in favor of the Secured Party a valid, security interest in the Collateral, securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, the recordation of the Intellectual Property Security Agreement (as defined below) with respect to copyrights and copyright applications in the United States Copyright Office referred to in paragraph (p), and the delivery of the certificates and other instruments provided in Section 3, no action is necessary to create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the filing of said financing statements, the recordation of said Intellectual Property Security Agreement, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Secured Party hereunder.

(g)

The Debtor hereby authorizes the Secured Party, or any of them, to file one or more financing statements under the UCC, with respect to the Security Interest with the proper filing and recording agencies in any jurisdiction deemed proper by them.

(h)

The execution, delivery and performance of this Agreement by the Debtor does not (i) violate any of the provisions of any Organizational Documents of the Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Debtor’s debt or otherwise) or other understanding to which the Debtor is a party or by which any property or asset of the Debtor is bound or affected. No consent (including, without limitation, from stockholders or creditors of the Debtor) is required for the Debtor to enter into and perform its obligations hereunder.

(i)	The capital stock and other equity interests listed on Schedule H hereto represent all capital stock and other equity interests owned, directly or indirectly, by the Company.

(j)

The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.

(k)

The Debtor shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected second priority liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. The Debtor hereby agrees to defend the same against the claims of any and all persons and entities. The Debtor shall safeguard and protect all Collateral for the account of the Secured Party. At the request of the Secured Party, the Debtor will sign and deliver to the Secured Party at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Debtor shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

(l)

The Debtor will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by the Debtor in its ordinary course of business and sales of inventory by a Debtor in its ordinary course of business) without the prior written consent of a Majority in Interest.

(m)	The Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition.

(n)

The Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party’s security interest therein.

(o)

The Debtor shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to the Debtor’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Secured Party has been granted a security interest hereunder, substantially in a form acceptable to the Secured Party, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(p)

The Debtor shall permit the Secured Party and their representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by a Secured Party from time to time.

(q)

The Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(r)

The Debtor shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

(s)

To the best of our knowledge and our recollection, all information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(t)	The Debtor shall at all times preserve and keep in full force and effect i respective valid existence and good standing and any rights and franchises material to its business.

(u)

The Debtor will not change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 20 days prior written notice to the Secured Party of such change and, at the time of such written notification, to Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected security Interest granted and evidenced by this Agreement.

(v)

The Debtor may not relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Secured Party and so long as, at the time of such written notification, the Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected security Interest granted and evidenced by this Agreement.

(w)

The Debtor was organized and remains organized solely under the laws of the state set forth next to the Debtor’s name in the first paragraph of this Agreement. Schedule D attached hereto sets forth the Debtor’s organizational identification number or, if the Debtor does not have one, states that one does not exist.

(x)

The actual name of the Debtor is the name set forth in the preamble above; (ii) the Debtor has no trade names except as set forth on Schedule E attached hereto; (iii) the Debtor has not used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five years; and (iv) no entity has merged into the Debtor or been acquired by the Debtor within the past 1 year except as set forth on Schedule E.

(y)

At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the Debtor shall deliver such Collateral to the Secured Party.

(z)

The Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of the Secured Party regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, the Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(aa)

To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Party.

(bb)

To the extent that any Collateral is in the possession of any third party, the Debtor shall join with the Secured Party in notifying such third party of the Secured Party’s security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance satisfactory to the Secured Party.

(cc)

If the Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall promptly notify the Secured Party in a writing signed by the Debtor of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

(dd)

The Debtor shall cause each subsidiary of the Debtor to immediately become a party hereto (an “Additional Debtor”). The Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtor, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtor” shall be deemed to include each Additional Debtor.

(ee)	The Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Notes.

(ff)

In the event that, upon an occurrence of an Event of Default, the Secured Party shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, the Debtor shall, to the extent applicable: (i) deliver to the Secured Party or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtor; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtor, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by the Secured Party and allow the Transferee or the Secured Party to continue the business of the Debtor.

(gg)

Without limiting the generality of the other obligations of the Debtor hereunder, the Debtor shall, upon request, promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Secured Party notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(hh)

The Debtor will from time to time, at the joint and several expense of the Debtor, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(ii)

Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by the Debtor as of the date hereof. Schedule F lists all material licenses in favor of the Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtor, if any, have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Debtor have been duly recorded at the United States Copyright Office.

(jj)

Except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

5.

Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of the Secured Party’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which the Debtor is subject or to which the Debtor is party.

6.	Defaults. The following events shall be “Events of Default”:

	(a)	The occurrence of an Event of Default (as defined in the New Note) under the New Note;

	(b)	Any representation or warranty of the Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c)

The failure by the Debtor to observe or perform any of its obligations hereunder for ten (10) business days after delivery to the Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and the Debtor is using best efforts to cure same in a timely fashion; or

	(d)	If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the

Debtor, or a proceeding shall be commenced by the Debtor, or by any governmental authority having jurisdiction over the Debtor, seeking to establish the invalidity or unenforceability thereof, or the Debtor shall deny that the Debtor has any liability or obligation purported to be created under this Agreement.

7.	Duty To Hold In Trust.

(a)

Upon the occurrence of any Event of Default and at any time thereafter, the Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interest, whether payable pursuant to the New Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both (to the extent permitted by law and in accordance with the Visa and MasterCard Association Rules), to the Secured Party, pro-rata in proportion to their initial purchases of New Note for application to the satisfaction of the Obligations (and if any New Note is not outstanding, pro-rata in proportion to the initial purchases of the remaining New Note).

(b)

If the Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the Debtor) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), the Debtor agrees to (i) accept the same as the agent of the Secured Party; (ii) hold the same in trust on behalf of and for the benefit of the Secured Party; and (iii) to deliver any and all certificates or instruments evidencing the same to the Secured Party on or before the close of business on the fifth business day following the receipt thereof by the Debtor, in the exact form received together with the endorsements, to be held by the Secured Party subject to the terms of this Agreement as Collateral.

8.	Rights and Remedies Upon Default.

(a)

Upon the occurrence of any Event of Default and at any time thereafter provided the same is then continuing, the Secured Party, acting through any agent appointed by them for such purpose, shall have the right to exercise all of the remedies conferred hereunder and under the New Note, and the Secured Party shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Secured Party shall have the following rights and powers:

(i)

The Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Debtor shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Debtor’s premises or elsewhere, and make available to the Secured Party, without rent, all of the Debtor’s respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii)

Upon notice to the Debtor by the Secured Party, all rights of the Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of the Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, the Secured Party shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option oft, to exercise in such the Secured Party’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, the Secured Party shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owners thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Debtor.

(iii)

The Secured Party shall have the right to operate the business of the Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Debtor, which are hereby waived and released.

(iv)

The Secured Party shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Secured Party and to enforce the Debtor’s rights against such account debtors and obligors.

(v)

The Secured Party may (but are not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Party or their designee.

(vi)

The Secured Party may (but are not obligated to) transfer any or all Intellectual Property registered in the name of the Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Party or any designee or any purchaser of any Collateral.

(b)

The Secured Party may comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Secured Party may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Secured Party sells any of the Collateral on credit, the Debtor will only be credited with payments actually made by the purchaser. In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c)

For the purpose of enabling the Secured Party to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, the Debtor hereby grants to the Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by the Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.

Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Party in enforcing their rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Party (based on then-outstanding principal amounts of New Note at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party are legally entitled, the Debtor will be liable for the deficiency, together with interest thereon, at the rate of 20% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Party as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10.

Securities Law Provision. The Debtor recognizes that the Secured Party may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that the Secured Party has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. The Debtor shall cooperate with the Secured Party in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder as contemplated in the Conversion Agreement and the Security Interest and Pledge Agreement) applicable to the sale of the Pledged Securities by the Secured Party.

11.

Costs and Expenses. The Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party. The Debtor shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Debtor will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the New Note. Until so paid, any fees payable hereunder shall be added to the principal amount of the New Note and shall bear interest at the Default Rate.

12.

Responsibility for Collateral. The Debtor assumes all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. The Secured Party agrees to act in accordance with commercially reasonable standards and the UCC. Without limiting the generality of the foregoing, (a) no Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) the Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by the Debtor thereunder. No Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party may be entitled at any time or times.

13.

Security Interest Absolute. All rights of the Secured Party and all obligations of the Debtor hereunder, shall be absolute and unconditional, irrespective of: (a) lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the New Note or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interest granted hereby. The Debtor waives all right to require the Secured Party to proceed against any other person or entity or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy.

14.

Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the New Note have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtor contained in this Agreement shall survive and remain operative and in full force and effect for a period of two (2) years following the termination of this Agreement.

15.	Power of Attorney; Further Assurances.

(a)

The Debtor authorizes the Secured Party, and does hereby make, constitute and appoint the Secured Party and their respective officers, agents, successors or assigns with full power of substitution, as the Debtor’s true and lawful attorney-in-fact, with power, in the name of the various Secured Party or the Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Secured Party, and at the expense of the Debtor, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Secured Party deem necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Notes all as fully and effectually as the Debtor might or could do; and the Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which the Debtor is subject or to which the Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b)

On a continuing basis, the Secured Party will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a perfected security interest in all the Collateral under the UCC.

16.	Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Conversion Agreement (as such term is defined in the New Note).

17.

Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party’s rights and remedies hereunder.

18.	Intentionally Omitted.

19.	Miscellaneous.

(a)

No course of dealing between the Debtor and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the New Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(a)

All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the New Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(b)

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(c)

In the event any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(d)

No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

	(e)	This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

	(f)	Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

	(g)	All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. The Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the New Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state courts sitting in the County of Nevada. The Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(h)

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(i)	The Debtor shall jointly and severally be liable for the obligations of the Debtor to the Secured Party hereunder.

(j)

Upon a favorable final judgment in favor of the Secured Party, the Debtor shall indemnify, reimburse and hold harmless the Secured Party and their respective partners, members, shareholders, officers, directors, employees and agents (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the New Note, the Conversion Agreement (as such term is defined in the New Note) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(k)

Nothing in this Agreement shall be construed to subject the Secured Party to liability as a partner in the Debtor that is a partnership or as a member in the Debtor that is a limited liability company, nor the Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of the Debtor or otherwise, unless and until the Secured Party exercises its right to be substituted for the Debtor as a partner or member, as applicable, pursuant hereto.

(l)

To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of the Debtor or any direct or indirect subsidiary of the Debtor or compliance with any provisions of any of the Organizational Documents, the Debtor hereby grant such consent and approval and waive any such noncompliance with the terms of said documents.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

ACTIGA CORPORATION

By:
Title:

[SIGNATURE PAGE OF HOLDERS TO ACTIGA CORPORATION]

Name of Investing Entity:	Alma Bailante Real Estate Inc.

Signature of Authorized Signatory of Investing entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

SCHEDULE I

CLAIMS

Given our inability to pay vendors, we have received and we believe we will continue to receive written and verbal claims regarding our Collateral or our use of our Collateral which may violate the rights of any third party.

Given our in ability to pay owed payroll to our employees, we have been and we will continue to be requested to appear in front of the California Labor Department and other parties.